Exhibit 99.1

TriVascular Technologies, Inc. Announces Preliminary Results for Fourth Quarter and Full Year 2014

and Provides 2015 Outlook

Santa Rosa, CA, January 12, 2015 – TriVascular Technologies, Inc. (NASDAQ:TRIV), in anticipation of investor meetings during the week of January 12, is announcing preliminary unaudited financial results for the fourth quarter and full year 2014.

Preliminary revenue for the fourth quarter of 2014 is expected to be approximately $9.1 million, reflecting growth of 45.8% over the fourth quarter of 2013.  Based on these preliminary estimates, US revenue is expected to be $6.4 million, reflecting growth of 67.8% year-over-year, and revenue from international customers is expected to be $2.7 million, reflecting growth of 11.3%, or 18.0% on a constant currency basis.  Fourth quarter revenues were reduced by a revenue reserve of approximately $0.2 million, which the Company recorded in association with the planned termination of its distribution arrangement and transition to a direct sales organization in Canada.

Preliminary revenue for the full year 2014 is expected to be approximately $31.8 million, reflecting year-over-year growth of 63% over full year 2013. For the full year 2014 US revenue is expected to be approximately $21.5 million, reflecting growth of 103% and revenue from international customers is expected to be approximately $10.3 million, reflecting growth of 15.6%, or 16.0% on a constant currency basis.

“We are pleased to report preliminary fourth quarter results which reflect worldwide revenue growth of 46% and implant growth of 51%,” said President and Chief Executive Officer, Chris Chavez. “2014 was an exceptional year of accomplishment for TriVascular, as we completed our initial public offering, grew revenues over 60%, significantly strengthened and expanded our sales force, increased our global implant experience to over 5,000 patients, made strong progress in our product development and clinical study initiatives and made significant improvements on gross margins.  We continue to gain greater adoption from the global physician community and are grateful to be able to partner with them in the care of their patients. We enter 2015 energized with confidence and momentum and look forward to providing additional color on our fourth quarter and 2014 results when we release our full results in early March.”

The Company closed the year with cash and cash equivalents and short-term investments of approximately $79.0 million.

2015 Outlook

TriVascular anticipates revenue for full-year 2015 to be in the range of $45 million to $49 million, reflecting year-over-year growth of approximately 42% to 54% over 2014.

Use of Non-GAAP Financial Measures

This press release includes a non-GAAP financial measure of constant currency revenue growth percentage. We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results.

About TriVascular Technologies, Inc. - TriVascular is a medical device company developing and commercializing innovative technologies to significantly advance minimally invasive treatment of abdominal aortic aneurysms. The company manufactures the Ovation Prime® Abdominal Stent Graft System, the lowest profile FDA-approved endovascular aortic repair (EVAR) system, which utilizes a novel, polymer-based sealing mechanism. TriVascular is based in Santa Rosa, California.

Forward-Looking Statements

In addition to the historical information, this press release contains forward-looking statements with respect to our business, capital resources, strategic initiatives and growth, and anticipated future financial results. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; continued market acceptance of our endovascular aortic repair systems; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; our ability to develop new or complementary technologies; the regulatory requirements applicable to us and our competitors; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; product liability claims; and general economic and worldwide business conditions. These factors, together with those that are described in greater detail in our Form 10-Q filed with the SEC on May 15, 2014 and our other filings with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the quarter and year ended December 31, 2014 are not necessarily indicative of our operating results for any future periods.

Company Contact:

Michael R. Kramer

Chief Financial Officer

(707) 543-8709

Media Contact:

Vivek K. Jayaraman

VP, Global Sales & Marketing

(707) 543-8804

vivek.jayaraman@trivascular.com

Investor Relations Contact:

Westwicke Partners

Jamar Ismail

(415) 513-1282

Jamar.ismail@westwicke.com